Exhibit 99.1

[OPENWAVE LOGO]

OPENWAVE BOARD OF DIRECTORS AUTHORIZES COMPANY TO SEEK

SHAREHOLDER APPROVAL FOR REVERSE STOCK SPLIT

REDWOOD CITY, Calif.—July 24, 2003—Openwave Systems Inc. (Nasdaq: OPWV), the leading provider of open software products and services for the communications industry, today announced that its board of directors has authorized the Company to hold a special shareholders’ meeting, anticipated to be in September 2003, to seek shareholder approval for a reverse stock split. If effected, the reverse stock split will be within the range of 1 for 3 to 1 for 5.

“Given our improved operating results and growing relevance in the industry, we believe the timing is right for a reverse stock split that would attract a broader and more diversified investor base,” said Don Listwin, president and CEO of Openwave.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is the leading provider of open software products and services for the communications industry, serving more than 70 mobile operators, 47 handset manufacturers and 22 broadband suppliers. Openwave’s breadth of products, including mobile phone software, multimedia messaging software (MMS), email, location and mobile gateways, along with its worldwide expertise enable its customers to deliver innovative and differentiated data services. Headquartered in Redwood City, California, Openwave has offices in 28 locations and in 14 countries. For more information please visit www.openwave.com.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements relating to expectations, plans or prospects for Openwave Systems Inc. that are based upon the current expectations and beliefs of Openwave’s management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. In particular, the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (a) the ability to realize our strategic objectives by taking advantage of market opportunities in the Americas, Europe, the Middle East, and Asia; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of our current, new and potential customers, suppliers and strategic partners; (c) risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may

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be encountered in the development or use of our software; (d) the effects of our restructurings and the ability to successfully support our operations; (e) the willingness of communication service providers to invest and improve their data networks; (f) the ability to successfully partner with other companies; and (g) technological changes and developments.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2002, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, and subsequently filed reports. All documents also are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s Web site at www.openwave.com. The Company assumes no obligation to update the forward-looking statements included in this document.

Openwave and the Openwave logo are trademarks and or registered trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

INVESTOR CONTACT:

Bonnie McBride

The Global Consulting Group

415-388-1635

bmcbride@hfgcg.com

Joshua Pace

Chief Accounting Officer

Openwave Systems Inc.

650-480-4999

investor@openwave.com

MEDIA CONTACT:

Michele Landry

Openwave Systems Inc.

650-480-4622

Michele.landry@openwave.com